                                                                  EXHIBIT 10.21




                                 LOAN AGREEMENT




                                    Between




                            COUNTY OF DELAWARE, OHIO




                                      And




                      RADIATION STERILIZERS, INCORPORATED




                                  Dated as of
                                December 1, 1984



                       ---------------------------------

                                  Relating To
                                   $4,9OO,OOO
                            County of Delaware, Ohio
           Variable Rate Demand Industrial Development Revenue Bonds
                 (Radiation Sterilizers, Incorporated Project)

                       ---------------------------------

                                     INDEX


              (This Index is not a part of the Loan Agreement but
                      for convenience of reference only.)



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                                                                                                               Page
                                                                                                               ----
Preambles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                                        ARTICLE I

Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3


                                                       ARTICLE II

                                                     Representations

Section 2.1               Representations by the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 2.2               No Warranty by Issuer of Condition
                              or Suitability of the Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 2.3               Representations by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                                                       ARTICLE III

         Acquisition, Construction and Equipping of the Facilities by the Company;
                                                    Issuance of the Bonds

Section 3.1               Agreement to Acquire, Construct and
                              Equip the Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.2               Agreement to Issue Bonds; Application
                              of Bond Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.3               Disbursements from the Construction Fund  . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.4               Obligation of the Parties To Cooperate  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              in Furnishing Documents to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 3.5               Establishment of Completion Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 3.6               Company Required To Pay Acquisition, Construction and
                              Equipping Costs in Event Construction Fund
                              Insufficient  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 3.7               Investment of Funds Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                                       ARTICLE IV

                                            Loan by the Issuer to the Company
                                                    Repayment of Loan

Section 4.1               Loan by the Issuer to the Company;
                              Repayment of Loan; Obligations Unconditional  . . . . . . . . . . . . . . . . . . . . . 19
Section 4.2               Company's Approval of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 4.3               Prepayments of Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 4.4               Delivery of Letter of Credit to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 4.5               Satisfaction of Company's Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.6               Alternate Letter of Credit; Alternate Credit Facility . . . . . . . . . . . . . . . . . . . 23
Section 4.7               Extension of Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.8               Notice of Prepayments; Issuer To
                              Effect Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Section 4.9               Relative Position of this Article and
                              the Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Section 4.10              Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Section 4.11              Payments to the Remarketing Agent and the Trustee . . . . . . . . . . . . . . . . . . . . . 24

                                                        ARTICLE V

                                           Particular Covenants of the Company

Section 5.1               Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 5.2               Qualification in the State  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 5.3               Indemnification of the Issuer and the Trustee by the
                              Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 5.4               Payment of Trustee fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 5.5               Maintenance and Operation of the Facilities . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 5.6               Tax-Exempt Status of the Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Section 5.7               Insurance Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 5.8               Taxes, Other Governmental Charges and
                              Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 5.9               Damage; Destruction and Eminent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 5.10              Company's Obligation To Pay Certain
                              Expenses of the Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 5.11              Application of Certain Proceeds Prior to the
                              Expiration Date of the Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . 29

                                                       ARTICLE VI

                                             Events of Default and Remedies

Section 6.1               Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 6.2               Remedies on Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Section 6.3               No Remedy Exclusive   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 6.4               Agreement To Pay Attorneys' Fees and Expenses.. . . . . . . . . . . . . . . . . . . . . . . 34
Section 6.5               No Additional Waiver Implied by One Waiver  . . . . . . . . . . . . . . . . . . . . . . . . 34

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                                                       ARTICLE VII

                                                      Miscellaneous

Section 7.1          Termination of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.2          Confidential Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.3          Cancellation of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.4          Amounts Remaining in Bond Fund, Construction
                          Fund and Other Funds and Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.5          Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.6          Binding Effect; Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.7          Extent of Covenants of the Issuer; No personal
                          Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.8          Amendments, Changes and Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.9          Execution Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.10         Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.11         Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.12         Governing Law,   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

Exhibit A Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

County Auditor's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                 LOAN AGREEMENT

                                    Between

                            COUNTY OF DELAWARE, OHIO

                                      and

                      RADIATION STERILIZERS, INCORPORATED

         LOAN AGREEMENT made as of the 1st day of December, 1984, between the COUNTY OF DELAWARE, OHIO, hereinafter referred to as the "Issuer", a county and political subdivision organized under the laws of the State of Ohio (the "State"), operating pursuant to the provisions of Chapter 165 of the Ohio Revised Code, and particularly Section 165.02(D) thereof, to carry out the public purposes of the Issuer and of the State, and RADIATION STERILIZERS, INCORPORATED, hereinafter referred to as the "Company", a corporation organized and existing under the laws of the State of California.

                             W I T N E S S E T H :

         WHEREAS, Section 13 of Article VIII of the Ohio Constitution provides, among other things, for the passage of laws authorizing the State, its political subdivisions and their agencies or instrumentalities, and others, to make loans to provide moneys for the acquisition, construction, enlargement, improvement and equipment of facilities for industry, commerce, distribution or research and to borrow money and issue bonds for such purposes in order to create or preserve jobs and employment opportunities and improve the economic welfare of the people of the State; and

         WHEREAS, Chapter 165 of the Ohio Revised Code provides, among other things, for the issuance of revenue bonds of a county and the loan of the proceeds thereof to assist the borrower to purchase, construct, reconstruct, enlarge, improve, furnish and equip real or personal property or both, or interests therein, for industry, commerce, distribution or research and to increase opportunities for employment and strengthen the economic welfare of such county and the State; and

         WHEREAS, pursuant to Section 1724.10 of the Ohio Revised Code, the Community Improvement Corporation of Delaware, Ohio, hereinafter referred to as "Agency," a community improvement corporation organized and operating pursuant to the provisions of Chapter 1724 of the Ohio Revised Code, was designated by the Issuer as Agent for the Issuer's industrial, commercial, distribution and research development, and a plan has been prepared and submitted by the Agency to the Issuer for the Issuer's industrial, commercial, distribution and research development (being hereinafter referred to as "Plan"), in order to create or preserve jobs and employment opportunities and improve the economic welfare of the State of Ohio and Issuer; and the Plan has been confirmed by the Legislative Authority of the Issuer; and the Agency has certified to the Issuer that the acquisitions construction and equipping of the Facilities which are the subject matter of this Loan Agreement are and will be in accordance with and in furtherance of such Plan, and the participation of the Issuer and the Agency in such Plan; and

         WHEREAS, the Legislative Authority has found and determined that the industrial, commercial and economic welfare of the Issuer will be benefited by assisting the Company in the financing of the acquisitions construction and equipping of the Facilities; such acquisition, construction and equipping should be financed for the purpose and upon the terms and conditions herein provided; the financing of the acquisition, construction and equipping of the Facilities as herein provided will assist in the development of industrial, commercial, research and distribution activities to the benefit of the people of the State and the Issuer and provide additional opportunities for their gainful employment; and that such financing is authorized by, and will be consistent with and in furtherance of, the provisions of Article VIII, Section 13 of the Ohio Constitution and of the laws of the State, particularly Chapter 165 of the Ohio Revised Code, and the Plan aforesaid; and

         WHEREAS, the Issuer has caused a written notice to have been mailed by certified mail to the Director of the Department of Development of the State in accordance with Section 165.03(D) of the Ohio Revised Code;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows (provided, that any obligation of the Issuer created by or arising out of this Loan Agreement shall not be a general debt on its part but shall be payable solely out of the loan payments and other income, charges and moneys realized from this Loan Agreement, and the proceeds from the sale of the bonds referred to in Section 3.2 hereof):

                                   ARTICLE I

                                  DEFINITIONS


         In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms herein defined:

         "Additional Bonds" means the industrial development revenue bonds of the Issuer which may be issued under Section 14 of the Bond Legislation for the Project Bonds.

         "Adjustment Date" means, after the Conversion Date, the Interest Payment Date next preceding the Expiration Date of the Alternate Credit Facility or the Expiration Date of the Letter of Credit, as the case may be.

         "Agreement" means this agreement as from time to time supplemented or amended in accordance with the provisions hereof.

         "Alternate Credit Facility" means a credit facility other than the Letter of Credit, including without limitations an irrevocable letter of credit or bond insurance policy, which provides for payment of the principal of and interest on the Project Bonds, when due.

         "Alternate Letter of Credit" means an irrevocable letter of credit issued in accordance with Section 4.6 of this Loan Agreement.

         "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Bank and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by its President or any Vice President. Such certificate may designate an alternate or alternates.

         "Available Moneys" means moneys on deposit in trust with the Trustee for a period of at least one hundred twenty-three (123) days during which no petition in bankruptcy or similar insolvency proceeding has been filed by or against the Company.

         "Bank" means the issuer of the Letter of Credit, initially Wells Fargo Bank, N.A., San Jose, California.

         "Bond Fund" means the fund created in Section 13 of the Bond Legislation for the Project Bonds.

         "Bond Legislation" means, for the Project Bonds, the resolution adopted by the Legislative Authority authorizing the issuance thereof, and when used in connection with Additional Bonds or in relation to Bonds when Additional Bonds are outstanding shall mean or include, as the case may be, the resolution providing for the issuance of such Additional Bonds but only to the extent consistent with the Bond Legislation for the Project Bonds, all as the same may be amended, modified or supplemented by any amendments or modifications thereof and supplements thereto entered into in accordance with the provisions of the Indenture.

         "Bond Payment Date" means any date upon which the principal of and premium, if any, or interest on the Bonds shall be payable pursuant to the Indenture, whether at stated maturity, by redemption, by acceleration or otherwise.

         "Bonds" means the Project Bonds and any Additional Bonds.

         "Business Day" means any day, other than a Saturday or Sunday, on which banks located in the cities in which the principal corporate trust office of the Trustee and the principal office of the Bank are located, and in New York, New York are not required or authorized by law to remain closed and on which The New York Stock Exchange is not closed.

         "Code" means the Internal Revenue Code of 1954, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder and any successor provisions to such Sections, regulations or proposed regulations.

         "Commitment Date" means July 18, 1983, the date of the commitment instrument by which the Issuer undertakes to issue the Project Bonds.

         "Company" means Radiation Sterilizers, Incorporated, a corporation organized under the laws of the State of California and qualified to do business in the State, and its lawful successors and assigns including any surviving, resulting, or transferee entity as provided in Section 5.l hereof.

         "Completion Date" means the date of completion of the acquisition, construction and equipping of the Facilities as that date shall be certified as provided in Section 3.5 hereof.

         "Construction Fund" means the construction fund created in Section 12 of the Bond Legislation for the Project Bonds.

         "Construction Period" means the period between the beginning of acquisition, construction or equipping of the Facilities or the date on which Bonds are first delivered to the Original Purchasers as defined in the Indenture, whichever is earlier, and the Completion Date.

         "Conversion Date" means the date upon which the Project Bonds begin to bear interest at the Fixed Interest Rate, which date shall be established in accordance with Section 8 of the Bond Legislation.

         "Eligible Investments" means (i) obligations issued or guaranteed by the United States of America or by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by Congress, (ii) certificates of deposit issued by or other time deposits at banks, savings banks, savings and loan associations or trust companies, including the Trustee or its affiliates, organized under the laws of the United States of America or any state thereof, which have an aggregate of capital, paid in surplus and retained earnings of at least $25,000,000, or issued by or drawn on any branch of such a bank, savings bank, savings and loan association or trust company whether within or without the United States of America, (iii) commercial paper or finance company paper, including that of the Trustee or its affiliates but excluding that of the Company or its affiliates, rated "P-1" or "A-1" or their equivalents by either Moody's Investors Service, Inc. or Standard & Poor's Corporation or any successor of either, (iv) obligations of any state of the United States of America or any political subdivision or other instrumentality of any such state which are rated "A" or its equivalent or better by either Moody's Investors Service, Inc. or Standard & Poor's Corporation or any successor of either, (v) repurchase agreements or variable amount master demand notes, including those of the Trustee or its affiliates, secured by obligations described in (i) through (iv) of this paragraph, and NO shares of Investment Company, as defined in the Indenture, whose assets are invested exclusively in obligations described in (i) through
(iv) of this paragraph; provided, however, that "Eligible Investments" with respect to any proceeds resulting from a draw under the Letter of Credit shall mean only Government Obligations, as defined in the Indenture, maturing not more than thirty days after purchase.

         "Event of Default" shall have the meaning assigned in Section 6.1 of this Loan Agreement.

         "Expiration Date of the Alternate Credit Facility" means the date established in the Alternate Credit Facility for the expiration thereof, and in the event such date is extended, such date as extended.

         "Expiration Date of the Letter of Credit" means the date established in the Letter of Credit for the expiration thereof in accordance with its terms, initially January 15, 1988, and in the event such date is extended, such date as extended.

         "Facilities" means the real, personal and mixed property identified in Exhibit A hereto, together with any additions and improvements thereto, modifications thereof and substitutions therefor.

         "Fixed Interest Rate" means a fixed nonfloating interest rate on the Project Bonds established in accordance with Section 8 of the Bond Legislation.

         "Force Majeure" means acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America, or of a state of the United States of America or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes, tornadoes or storms; floods; washouts; droughts; arrests; restraints of governments and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company.

         "Indenture" means the Trust Agreement between the Issuer and the Trustee, of even date herewith, including as part thereof the Bond Legislation for the Project Bonds, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto entered into in accordance with the provisions thereof.

         "Independent Counsel" means any attorney duly admitted to practice law before the highest court of any state and not an officer or a full time employee of the Issuer or the Company.

         "Independent Engineer" means an engineer or engineering firm or an architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of the State and who or which is not an officer or a full time employee of the Issuer or the Company.

         "Independent Tax Counsel" means Independent Counsel selected by the Company and satisfactory to the Trustee, experienced in matters relating to the exemption from federal income tax of interest on obligations issued by states or their political subdivisions.

         "Interest Payment Date" means with respect to the Project Bonds prior to and including the Conversion Date the first Business Day of each calendar month commencing February 1, 1985, and after the Conversion Date the first day of each June and December. "Interest Payment Date" with respect to Additional Bonds shall mean the dates identified as such in the Bond Legislation for the Additional Bonds.

         "Interest Rate for Advances" means a rate per annum which is equal to the sum of 2% and the Prime Rate.

         "Interest Reserve Requirement" means $262,000.

         "Issuer" means the County of Delaware, Ohio, a county and political subdivision in and of the State, and its lawful successors and assigns.

         "Legislative Authority" means the Board of County Commissioners of the Issuer and any officer, board, commission or other body which hereafter succeeds, by operation of law, to the powers and duties of such board.

         "Letter of Credit" means the irrevocable letter of credit issued by the Bank contemporaneously with the original issuance of the Project Bonds, except that upon the issuance and delivery of an Alternate Letter of Credit, "Letter of Credit" shall mean such Alternate Letter of Credit, and upon the delivery of an Alternate Credit Facility, "Letter of Credit" shall, unless the context otherwise requires, include reference to the Alternate Credit Facility.

         "Letter of Credit Agreement" means the Letter of Credit Agreement, dated as of December 1, 1984, between the Company and the Bank pursuant to which the Letter of Credit is issued by the Bank and delivered to the Trustee, and any and all modifications, alterations, amendments and supplements thereto, and includes any agreement between the Company, the Guarantor and the Bank pursuant to which any Alternate Letter of Credit is issued.

         "Liquidity Facility" means an instrument such as an irrevocable letter of credit (other than the Letter of Credit), a committed line of credit or a standby bond purchase agreement, issued by a financial institution, which provides for payment of the purchase price of Project Bonds delivered to the Remarketing Agent or the Trustee pursuant to the Indenture. In the event of delivery of a Liquidity Facility pursuant to Section 4.6 of this Loan Agreement, references to the Letter of Credit in connection with the payment of the purchase price of Project Bonds shall include reference to the Liquidity Facility, and references to the Bank in such context shall include reference to the issuer of the Liquidity Facility.

         "Loan Term" means the period commencing on the date of this Agreement and ending on the date on which the Bonds have been fully paid (or provision for their payment has been made) in accordance with the provisions of the Indenture.

         "Net Proceeds", when used with respect to any insurance proceeds or any condemnation award, means the gross proceeds thereof less the payment of all expenses (including attorneys' fees and any extraordinary fees and expenses of the Trustee) incurred in the collection of such gross proceeds.

         "Notice Address" means

         (a) As to the Company:            Radiation Sterilizers, Incorporated
                                           3000 Sand Hill Road
                                           Menlo Park, California 94025
                                           Attention: President

         (b) As to the Issuer:             County of Delaware, Ohio
                                           County Courthouse
                                           Delaware, Ohio 43015
                                           Attention: Clerk

         (c) As to the Bank:               Wells Fargo Bank, N.A.
                                           Real Estate Investors Group
                                           2055 Gateway Plaza, Suite 200
                                           San Jose, California 95110
                                           Attention: George Huxtable,
                                                      Vice President

         (d) As to the Trustee:                    Bank One Trust Company, N.A.
                                                   100 East Broad Street
                                                   Columbus, Ohio 43215-0181
                                                   Attention: Corporate Trust
                                                              Administration

or such address as may hereafter be provided pursuant to Section 7.5 hereof.

         "Prime Rate" means the rate of interest as announced from time to time by Wells Fargo Bank, N.A., San Francisco, California, as its prime rate of interest, such rate changing automatically and immediately from time to time effective as of the effective date of each such announced change.

         "Project Bonds" means the industrial development revenue bonds of the Issuer designated "County of Delaware, Ohio Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project)" identified in Section 1 of the Bond Legislation for the Project Bonds.

         "State" means the State of Ohio.

         "Trustee" means the Trustee at the time serving as such under the Indenture.

                                   ARTICLE II

                                REPRESENTATIONS

 Section 2.1. Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:


         (a) The Issuer is a county and political subdivision duly organized and existing under the laws of the State and It will do or cause to be done all things required of it in order to maintain its existence. The Issuer has the power to enter into this Agreement and the Indenture and to carry out the transactions contemplated hereby and thereby. The Issuer is not in violation under any of the provisions contained in the laws of the State.

         (b) The Issuer has duly accomplished all conditions necessary to be accomplished by it prior to issuance and delivery of the Project Bonds and execution and delivery of this Agreement. This Agreement and the Indenture have been duly authorized executed and delivered by and, assuming due authorization, execution and delivery by the other parties thereto, are valid and binding agreements of the Issuer. The authorization, execution, delivery and performance by the Issuer of this Agreement and the Indenture will not cause the Issuer to be in violation of any provision of any law or regulation applicable to the Issuer, or, to its knowledge, any writ or decree of any court or governmental instrumentality binding upon the Issuer, or of any mortgage, indenture, contract, agreement or other undertaking to which the Issuer is a party or which is binding upon the Issuer.

         (c) The Bonds are secured by the Indenture, pursuant to which the Revenues, as defined in the Indenture, and to the extent set forth in the Indenture, the title and interest of the Issuer in and to this Agreement, are pledged and assigned by the Issuer to the Trustee as security for payment of the principal of and premium, if any, and interest on the Bonds.

         Section 2.2. No Warranty by Issuer of Condition or Suitability of the Facilities. The Issuer makes no warranty, either express or implied, as to the condition of the Facilities or as to the suitability of the Facilities for the Company's purposes.

         Section 2.3. Representations by the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

                 (a) The Company is a corporation duly organized under the laws of the State of California, is qualified to do business and in good standing as a foreign corporation in the State and has the requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement and by proper corporate action this Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery by the Issuer, is a valid and binding obligation of, the Company;

                 (b) Neither the authorization, execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company prohibited under the terms of any instrument or agreement, or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company, or of the articles of incorporation or bylaws of the Company; and the Company is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument the effect of which default could be materially adverse to the Company or the Company's ability to perform its obligations under this Agreement;

                 (c) The financing of the acquisition, construction and equipping of the Facilities as provided under this Loan Agreement, and commitments therefor made by Issuer (i) have induced the Company to determine to locate the Facilities in the State, and particularly, within the boundaries of Issuer and (ii) will preserve or create jobs and employment opportunities within the boundaries of the Issuer and the State and improve the economic welfare of the people of the Issuer and the State;

                 (d) The Facilities will be acquired, constructed and equipped in such manner as to conform with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction of the Facilities;

                 (e) The acquisition construction and equipping of the Facilities was not commenced prior to the Commitment Date;

                 (f) With the exception of the Project Bonds, there are no other issues of industrial development bonds, as defined in Section 103(b) of the Code, the proceeds of which have been or will be used with respect to facilities located within the incorporated limits of the County of Delaware, Ohio, the "principal user" of which is the Company or a "related person" thereto ("principal user" and "related person") being used in this Agreement as those terms are used in Section 103(b) of the Code);

                 (g) The Facilities are located entirely within the unincorporated limits of the County of Delaware, Ohio;

                 (h) Within the meaning of Section 103(b) of the Code, substantially all of the proceeds the Project Bonds will be used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation (hereinafter sometimes referred to as "financeable facilities");

                 (i) The Company is the sole owner of the Facilities and is entitled to sole and exclusive possession of the Facilities;

                 (j) The Facilities consist of an industrial facility for the sterilization of packaged products using ionizing radiation and are consistent with the purposes of Section 13 of Article VIII of the Ohio Constitution, and of Chapter 165 of the Ohio Revised Code;

                 (k) No authorizations, consents or approvals of governmental bodies or agencies (other than the Issuer) are required in connection with the execution and delivery by the Company of this Agreement;

                 (l) There are no actions or proceedings pending or, to the knowledge of the Company, threatened before any court or administrative agency which will, in the reasonable judgment of the Company, materially adversely affect the ability of the Company to meet its obligations under this Agreement;

                 (m) The Facilities were first placed in service, within the meaning of the Code, on March 12, 1984;

                 (n) During the period commencing on December 1, 1981 and ending on the date of the issuance of the Project Bonds, there will have been paid or incurred (and financed otherwise than out of the proceeds of the issuance of the Project Bonds) no capital expenditures with respect to facilities located within the incorporated limits of the County of Delaware, Ohio, the "principal user" of which is, or was at the time such capital expenditure was paid or incurred, the Company or any other "principal user" of the Facilities or a "related person" to either the Company or any other "principal user" of the Facilities; and

                 (o) The average weighted estimated economic life of the components comprising the Facilities, determined pursuant to Section 103(b)(14) of the Code, exceeds seventeen (17) years.

                                  ARTICLE III

   ACQUISITION, CONSTRUCTION AND EQUIPPING OF THE FACILITIES BY THE COMPANY;
                             ISSUANCE OF THE BONDS


         Section 3.1. Agreement to Acquire. Construct and Equip the Facilities. The Company will acquire, construct and equip, the Facilities to effectuate the purposes of Chapter 165 of the Ohio Revised Code and shall proceed with due diligence to completion of such acquisition, construction and equipping.

         The Company agrees that all wages paid to laborers and mechanics employed on the Facilities by the Company or its contractors or subcontractors shall be paid at the prevailing rates of wages of laborers and mechanics for the class of work called for by the Facilities, which wages shall be determined in accordance with the requirements of Chapter 4115 of the Ohio Revised Code for determination of prevailing wage rates; provided that such requirements shall not apply where the federal government or any of its agencies furnished by loan or grant all or any part of the funds used in connection with the Facilities and prescribes predetermined minimum wages to be paid to such laborers and mechanics; and provided, further, that should the Company or other non public user beneficiary undertake construction of the Facilities to be performed by its regular bargaining unit employees who are covered under a collective bargaining agreement which was in existence prior to the Commitment Date, then the rate of pay provided under such collective bargaining agreement may be paid to such employees. To the extent required by Section 4115.032 of the Ohio Revised Code, the Company shall comply, and shall require compliance by all contractors and subcontractors working on the Facilities with Sections 4115.03 through 4115.16, inclusive, of the Ohio Revised Code.

         Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds for the loan made hereunder to pay the costs described in Section 3.3 hereof, the Issuer has, concurrently with the execution of this Agreement, issued and delivered to the Original Purchaser, as defined in the Indenture, the Project Bonds, and the Issuer has caused the proceeds of the sale of the Project Bonds to be deposited into the Construction Fund.

         The Issuer agrees that Additional Bonds may be issued subject to and in accordance with Section 14 of the Bond Legislation for the Project Bonds, but only upon and pursuant to the request of the Company.

         Section 3.3. Disbursements from the Construction Fund. The Issuer has, in the Indenture, authorized and directed the Trustee to use the moneys in the Construction Fund for the following purposes; provided, that any payments from the Construction Fund prior to the Completion Date not used to provide financeable facilities within the meaning of Section 103(b) of the Code (which permits an insubstantial portion of the proceeds of the Bonds to be used other than to provide financeable facilities), shall not exceed 1/9th of the aggregate amounts expended for financeable facilities; except, that payments in excess of such 1/9th may be made for purposes other than to provide financeable facilities if, in the opinion of Independent Tax Counsel, such payments will not, under applicable statutes and regulations, jeopardize the exemption from federal income tax of the interest on the Bonds:


                 (a) Payment to, or reimbursement of the Company for, the fees for any title insurance or title curative documents that either the Company or Independent Counsel selected by the Company and acceptable to the Trustee may deem desirable to file or record in order to perfect or protect the title of the Company to the Facilities, or interest of the Issuer in the Revenues (as defined in the Indenture), and the fees and expenses in connection with any actions or proceedings that either the Company or such Independent Counsel may deem desirable to bring in order to perfect or protect the title of the Company to the Facilities, or interest of the Issuer in the Revenues.

                 (b) Payment of all financial, legal and accounting fees and expenses, all costs of printing and engraving, appraisal fees, and all other fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, this Agreement, the Indenture and other related documents.

                 (c) Payment to the Company of such amounts, if any, as shall be necessary to reimburse it in full for all advances, payments and expenditures made by it after the Commitment Date but prior to the delivery of the Bonds for or in connection with any preliminary study or planning of the Facilities or any aspect thereof, the acquisition, construction and equipping, of the Facilities and all real and personal property or mixed real and personal property deemed by the Company reasonably necessary in connection with the Facilities, or any one or more of said expenditures.

                 (d) Payment to, or reimbursement of, the Company for labor, services and materials used or furnished in site improvement and in any acquisition, construction and equipping of the Facilities, for the cost of the construction, acquisition and equipping of facilities to connect the Facilities with utilities and for the miscellaneous expenses incidental to any thereof.

                 (e) Payment to, or reimbursement of, the Company for the fees, if any, for architectural, legal, engineering and supervisory services with respect to the Facilities.

                 (f) Payment, as such payment becomes due, of the initial or acceptance fee and other fees and expenses of the Trustee and of any paying agent properly incurred under the Indenture, and payment of the commitment fees of the Bank and the fees of the Remarketing Agent, as defined in the Indenture, that may become due during the Construction Period or reimbursement thereof if paid by the Company.

                 (g) To such extent as they shall not be paid by a contractor for acquisition, construction or equipping with respect to any part of the Facilities, payment of the premiums on all insurance taken out and maintained during the Construction Period with respect to the Facilities or reimbursement therefor if paid by the Company.

                 (h) Payment of expenses incurred by the Company in seeking to enforce any remedy against any contractor or subcontractor.

                 (i) To the extent permitted by Chapter 165 of the Ohio Revised Code, payment or reimbursement of any other costs and expenses relating to the Facilities that may be approved by the Authorized Company Representative.

                 (j) Payment of, or reimbursement of the Company for, interest on the Project Bonds accruing prior to the Completion Date.

                 (k) All moneys in the Construction Fund (including moneys earned pursuant to the provisions of Section 3.7 hereof) remaining after the Completion Date and payment in full of the costs of acquisition, construction and equipping of the Facilities and of all other items provided for in the preceding subsections (a) to (j), inclusive, of this
    Section 3.3, then due and payable, shall at the direction of the Authorized Company Representative, be used for such of the following purposes as in the opinion of Independent Tax Counsel, will not under applicable statutes and regulations jeopardize the exemption from federal income tax of the interest on the Bonds: (i) the purchase of Bonds in the open market for the purpose of cancellation, at prices not exceeding the then open market price of the Bonds, or (ii) payment into the Bond Fund, or (iii) acquisition, construction and equipping of such additional industrial facilities as are designated by the Authorized Company Representative, or (iv) a combination of

    (i), (ii) and (iii), as is provided in such direction; provided, however, that in the event the Authorized Company Representative fails or is otherwise unable to direct the application of the moneys in accordance with clauses (i) through (iii) of this Section 3.3(k), the Trustee shall apply such moneys, to the maximum extent possible, to redemption of the Project Bonds in accordance with Section 3 of the Bond Legislation for the Project Bonds and shall retain any balance remaining thereafter in such special account until all or a portion of such balance can again be applied for such redemption. While so retained, such balance may be invested in the manner provided in the Indenture for the investment of moneys held in the Bond Fund, except that the yield on any such investments shall not exceed the yield on the Bonds. For purposes of this Section 3.3(k), "yield" shall be determined in a manner consistent with the regulations promulgated or proposed under Section 103(c) of the Code and applicable to the investment of such moneys. Notwithstanding the foregoing, amounts approved by the Authorized Company Representative shall be retained by the Trustee in the Construction Fund for payment of costs of Facilities not due and payable or the liability for which is being contested by the Company in good faith or such costs of the Facilities then due and payable but which in the aggregate do not exceed 1% of the aggregate principal amount of the Project Bonds originally issued pursuant to the Indenture, and any balance remaining of such retained funds after full payment of all such costs of Facilities shall be applied in the manner specified in this Section 3.3(k).

                 (1) In the event that the Company exercises its option to prepay the loan made hereunder pursuant to the provisions of Sections 4.3(c) or 4.3(d) hereof, for payment into the Bond Fund.

         Each of the payments referred to in this Section 3.3, except for the payment described in subsection (1), shall be made only upon the written order of the Authorized Company Representative, approved by the Bank, which order shall describe generally the purpose for which such payment is being made. Before any of the payments referred to in the preceding subsections (a) through
(i) of this Section 3.3 may be made, the Authorized Company Representative shall certify with respect to each such payment: (i) that none of the items for which the payment is proposed to be made has formed the basis for any payment therefore made from the Construction Fund, (ii) that each item for which the payment is proposed to be made is a proper item under this Section 3.3 and
(iii) that (A) not less than 90% of the aggregate of all prior payments from the Construction Fund have been applied to provide financeable facilities within the meaning of Section 103(b) of the Code; and (B) after application of the payment which is the subject matter of the certificate, not less than 90% of the aggregate of all payments from the Construction Fund will have been applied to provide financeable facilities as so defined. In the case of any contract providing for the retention of a portion of the contract price, there shall be paid from the Construction Fund only the net amount remaining after deduction of any such portion, and when the amount of any such retention is due and payable, then such amount may be paid from the Construction Fund.

         The foregoing provisions of this Section 3.3 notwithstanding, in the event that all unpaid amounts payable under Sections 4.1 or 4.3 hereof are declared due and payable pursuant to Section 6.2(a) hereof, all amounts remaining in the Construction Fund shall immediately be deposited by the Trustee, without any further direction, into the Bond Fund, provided, however, that in the event such declaration is rescinded pursuant to the provisions of the second paragraph of Section 8.02 of the Indenture the amounts so deposited and remaining in the Bond Fund shall be redeposited, without any further direction, in the Construction Fund by the Trustee.

         Section 3.4. Obligation of the Parties To Cooperate in Furnishing Documents to Trustee. The Issuer and the Company agree to cooperate in furnishing to the Trustee the documents referred to in Section 3.3 hereof that are required to effect payments out of the Construction Fund. Such obligation is subject to any provisions of this Agreement or the Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Construction Fund available for payment under the terms of the Indenture.

         Section 3.5. Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Authorized Company Representative stating that, except for amounts retained by the Trustee for costs of Facilities not then due and payable as provided in subsection (k) of Section 3.3, (i) acquisition, construction and equipping of the Facilities have been completed to the satisfaction of the Company in accordance with the plans and specifications therefor and all labor, services, materials and supplies used in connection therewith have been paid or adequately provided for, (ii) all other facilities necessary in connection with the Facilities have been acquired constructed and equipped and all costs and expenses incurred in connection therewith have been paid or adequately provided for and (iii) the Facilities as so acquired, constructed or equipped, as the case may be, are suitable and sufficient for efficient operation and conform to all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction of the Facilities. Such certificate shall also set forth the total construction costs of the portions of the Facilities in sufficient detail to enable the required determination to be made of the principal amount of the Bonds allocable to each portion of the Facilities pursuant to Section 4.3(d) hereof. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Issuer and the Company agree to cooperate one with the other in causing such certificate to be furnished to the Trustee.

     Section 3.6. Company Required To Pay Acquisitions Construction and Equipping Costs in Event Construction Fund Insufficient. In the event the moneys in the Construction Fund available for payment of the costs of the Facilities (including moneys from the proceeds of any Additional Bonds sold pursuant to Section 14 of the Bond Legislation for the Project Bonds to finance completion of the Facilities) should not be sufficient to pay the cost thereof in full, the Company agrees, in order to fulfill the public purposes for which the Facilities are to be used, to complete the Facilities and, unless the same shall be paid out of the proceeds of the sale of Additional Bonds, to pay directly all of the costs of the Facilities as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys, which may be paid into the Construction Fund and which under the provisions of this Agreement will be available for payment of the costs of the Facilities, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay any portion of the said costs of the Facilities pursuant to the provisions of this Section, it shall not be entitled, other than from proceeds of Additional Bonds, to any reimbursement therefor from the Issuer, the Trustee, or the holders of any of the Bonds,

                 Section 3.7. Investment of Funds Permitted. Any moneys held as a part of the Construction Fund, the Bond Fund or any other fund or account held by the Trustee (exclusive of moneys held by the Trustee pursuant to Section 7.02 of the Indenture) may be invested in Eligible Investments in accordance with the provisions of the Indenture.

     The Issuer and the Company each hereby covenants that it will restrict such investment and reinvestment and the use of the proceeds of the Project Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Project Bonds, to insure that the Project Bonds will not constitute arbitrage bonds under Section 103(c) of the Code. Any member of the Legislative Authority or the County Auditor is authorized and directed, alone or in conjunction with any other officer, employee or consultant or agent of the Issuer, or with the Company or any employee or consultant or agent of the Company, to give an appropriate certificate of the Issuer, for inclusion in the transcript of proceedings for the Project Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of the proceeds of the Project Bonds and the facts, estimates and circumstances on which they are based, all as of the date of delivery and payment for the Project Bonds pursuant to Section 103(c) of the Code. The Company shall provide the Issuer with, and the Issuer's certificate may be based on, a certificate of an appropriate officer of the Company setting forth the reasonable expectations of the Company, on the date of delivery of and payment for the Project Bonds regarding the amount and use of proceeds of the Project Bonds and facts, estimates and circumstances on which they are based.

                                   ARTICLE IV

                       LOAN BY THE ISSUER TO THE COMPANY
                               REPAYMENT OF LOAN

     Section 4.1.         Loan By the Issuer to the Company; Repayment of Loan;
Obligations Unconditional. The Issuer shall lend from time to time, pursuant to Section 3.3 hereof, to the Company the proceeds of the sale of the Bonds for the purposes provided in this Agreement. The Company will repay said loan as follows: On each Bond Payment Date until the principal of and premium, if any, and interest on all Bonds shall have been fully paid (or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture) a sum in immediately available funds which, when added to the balance which is then in the Bond Fund and available for such purpose, shall be equal to the amount payable as principal of and premium, if any, and interest on the Bonds then outstanding under the Indenture on such Bond Payment Date.

     In addition to the amounts set forth in the next preceding paragraph, not later than the fifth (5th) Business Day next succeeding each Interest Payment Date prior to the Interest Payment Date next preceding the Expiration Date of the Letter of Credit, the Company shall pay an amount equal to the difference between the Interest Reserve Requirement and the aggregate amount of Available Moneys on deposit in or credited to the Bond Fund on the Business Day next succeeding such Interest Payment Date,

     In any event, the amount payable under this Section 4.1 on any Bond Payment Date shall be sufficient to pay the total amount due with respect to the principal of and premium, if any, and interest on the Bonds on such Bond Payment Date. If, after making any transfer from the Construction Fund to the Bond Fund required by the Indenture, on any Bond Payment Date the balance in the Bond Fund is insufficient to make required payments of principal of and premium, if any, and interest on the Bonds on such date, the Company shall forthwith pay to the Trustee, on behalf of the Issuer for deposit into the Bond Fund, any such deficiency, provided, however, that if at any time all the outstanding Bonds are paid and discharged as provided in Article VII of the Indenture no further such payments shall be required. In the Indenture, the Issuer has directed the Trustee to apply such payments in accordance with the provisions of the Indenture and this Agreement.

     The obligations of the Company to make the payments required in this
Section 4.1 and in Section 4.3 hereof in the amounts and at the times specified and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, counterclaim, recoupment, defense (other than payment itself) or other right which the Company may have against the Issuer, the Trustee, or anyone else for any reason whatsoever. The Company hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate or cancel this Agreement except in accordance with the express terms hereof. Nothing contained in this Section 4.1 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action will not be inconsistent with the agreements on the part of the Company contained in the first sentence of this paragraph.

         In the event the Company should fail to make any of the payments required in this Section 4.1, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid. The Company agrees to pay interest on all overdue amounts which represent repayments of principal of or premium on the Bonds at the rate borne by such Bonds.

         Section 4.2. Company's Approval of Indenture. The Indenture has been submitted to the Company for its examination and review. By its execution of this Agreement, the Company acknowledges that it has approved the Indenture.

         Section 4.3.     Prepayments of Loan

             (a) Mandatory Prepayment of the Loan. The Company shall be obligated to prepay unpaid amounts of the loan made by the Issuer to the Company pursuant to Section 4.1 hereof prior to the stated I maturity of the Project Bonds in the event that the Project Bonds are required to be redeemed pursuant to Section 6 of the Bond Legislation for the Project Bonds,

             (b) Optional Prepayments Pursuant to the Indenture. The Company shall have the right, at its option, to direct the Issuer to effect the redemption of Project Bonds pursuant to Section 5 of the Bond Legislation for the Project Bonds.

             (c) Optional Prepayments upon Condemnation of Project. After the Conversion Date, in the event that title to or the temporary use of the Facilities, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, any Net Proceeds received from any award made in any such eminent domain proceedings may, at the option of the Company (which option must be exercised within ninety (90) days of the date of entry of a final order in any eminent domain proceedings granting condemnation), be paid to the Trustee in prepayment of unpaid amounts of the loan made by the Issuer pursuant to Section 4.1 hereof in respect of the Project Bonds and shall be applied by the Trustee as shall be directed in writing by the Authorized Company Representative
    (i)
         to the redemption of all the Project Bonds pursuant to the Indenture upon exercise of the prepayment option set forth in Section 4.3(d) below or (ii) to the redemption of less than all the Project Bonds pursuant to the Indenture or payment into the Bond Fund; provided that, in the case of (ii), the Company shall furnish the Issuer and the Trustee (x) a certificate of an Independent Engineer selected by the Company stating (A) that the property forming a part of the Facilities that was taken by such condemnation was not essential to the character of the Facilities as industrial facilities, or (B) that the Facilities have been restored to a condition substantially equivalent to their condition as industrial facilities prior to the taking by such condemnation proceedings, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not materially impair the character of the Facilities as industrial facilities, or (c) that improvements have been acquired which are suitable for the operation of the Facilities as industrial facilities, and (y) an opinion of Independent Tax Counsel or a ruling of the Internal Revenue Service to the effect that such application of the Net Proceeds will not jeopardize the exemption of interest on the Bonds from federal income taxation.

                 (d) Optional Prepayments in Certain Events. After the Conversion Date, the Company shall have the right, at its option, within ninety (90) days following the event under clause (i) or (ii) below authorizing the exercise of such option, or at any time during the continuation of an event under clause (iii) or (iv) below authorizing the exercise of such option, to give written notice to the Issuer and the Trustee of its exercise of such option and to prepay, or cause to be prepaid, all the amounts payable pursuant to Section
         4.1 hereof in respect of the Project Bonds and such other amounts as specified in this Section 4.3(d) within ninety (90) days following the giving of notice of such exercise, if any of the following shall have occurred:

                          (i) all or a substantial part of the Facilities shall have been damaged or destroyed (A) to such extent that the Company deems it not practicable or desirable to restore such damaged or destroyed property within a period of three
                 (3) consecutive months to the condition thereof immediately preceding such damage or destruction, or (B) to such extent that the Company is thereby reasonably expected to be prevented from carrying on its normal operations at the Facilities for a period of three (3) consecutive months;

                          (ii) title to, or the temporary use of, all or a substantial part of the Facilities shall have been taken, or condemned under the exercise of the power of eminent domain, by any governmental authority, person, firm or corporation acting under governmental authority (including such a taking or takings as result in the Company's being reasonably expected to be prevented from carrying on its normal operations in the Facilities for a period of three (3) consecutive months);

                          (iii) changes in costs or economic availability of energy, labor, raw materials, operating supplies, including fuel, power, or facilities necessary for the operation of all or a substantial part of the Facilities shall have occurred, or such technological or other changes shall have occurred, Which in the Company's reasonable judgment render continued operation of all or a substantial part of the Facilities impracticable or uneconomic for their purpose; or

                          (iv) any court or administrative body shall enter a judgments order or decree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operations at the Facilities to such extent that the Company is or will be prevented from carrying on its normal operations at the Facilities for a period of three (3) consecutive months.

For purposes of this Section 4.3(d), the term "substantial part" when used with reference to the Facilities shall mean any part of the Facilities as to which the total acquisition, restoration and equipping cost amounted to (i) at least twenty-five percent (25%) of the aggregate principal amount of Project Bonds originally issued pursuant to the Indenture or (ii) an amount equal to the aggregate principal amount of Project Bonds then outstanding, whichever is less.

     The amount payable by the Company in the event it is required to prepay the loan pursuant to subsection (a) of this Section 4.3 or it exercises the option granted to it in this subsection (d) shall be a sum which, when added to the moneys and investments held to the credit of the Bond Fund and all other funds and accounts then held by the Trustee in respect of the Project Bonds and available for the purpose, will be sufficient pursuant to the provisions of
Article VII of the Indenture to pay and discharge all the then outstanding Project Bonds on the first possible date for redemption plus an amount of money payable to the Trustee equal to the Trustee's and paying agents' fees, charges and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Project Bonds.

     Section 4.4. Delivery of Letter of Credit to Trustee. The Company shall cause the Letter of Credit to be issued and delivered to the Trustee concurrently with the original issuance and delivery of the Project Bonds. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit, in accordance with the provisions of the Letter of Credit Agreement and the Indenture.

     Section 4.5. Satisfaction of Company's Obligation. The obligation of the Company to make any payments required under Sections 4.1 and 4.3 of this Loan Agreement shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit.

     Section 4.6. Alternate Letter of Credit; Alternate Credit Facility. At any time prior to the sixtieth (60th) day next preceding the Expiration Date of the Letter of Credit, the Company may at its option, provide for the delivery to the Trustee of an Alternate Letter of Credit. An Alternate Letter of Credit shall be an irrevocable letter of credit, other than the Letter of Credit issued by the Bank and delivered to the Trustee concurrently with the original issuance and delivery of the Project Bonds, issued by a commercial bank, the terms of which shall in all material respects be the same as the Letter of Credit. At least forty-six (46) Business Days but not more than sixty (60) days prior to the date of delivery of "a Alternate Letter of Credit, the Company shall (i) deliver to the Trustee an opinion of Independent Tax Counsel stating that the delivery of such Alternate Letter of Credit to the Trustee is authorized under this Agreement and Chapter 165 of the Ohio Revised Code, complies with the terms of this Loan Agreement and will not adversely affect the exemption from federal income taxation of interest on the Bonds,
(ii) deliver to the Trustee written evidence from Moody's, if the Project Bonds are rated by Moody's, and S&P. if the Project Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate letter of Credit and that the substitution of the Alternate Letter of Credit for the Letter of Credit will not, by itself, result in a reduction of its ratings of the Project Bonds from those which then prevail and (iii) direct that the Trustee notify the Bank and the holders of outstanding Project Bonds, in accordance with subsection (c) of Section 9 of the Bond Legislation for the Project Bonds, that an Alternate Letter of Credit will be delivered to the Trustee.

     On or after the Conversion Date or the Interest Payment Date next preceding the Expiration Date of the Letter of Credit, the Company may provide for the delivery of an Alternate Credit Facility to provide security for payment of the principal of and interest on the Project Bonds; provided that the Company shall (i) deliver to the Trustee an opinion of Independent Tax Counsel stating that the delivery of such Alternate Credit Facility is authorized under this Agreement and Chapter 165 of the Ohio Revised Code, complies with the terms of this Agreement and will not adversely affect the exemption from federal income taxation of interest on the Bonds and UP direct the Trustee to notify the Bank and the holders of outstanding Project Bonds, in accordance with subsection (c) of Section 9 of the Bond Legislation for the Project Bonds, that an Alternate Credit Facility will be delivered to the Trustee. In the event that such Alternate Credit Facility is to be delivered prior to the Conversion Date, such Alternate Credit Facility, or a Liquidity Facility delivered to the Trustee, may provide for payment of the purchase price of Project Bonds delivered to the Trustee in accordance with Section 7 of the Bond legislation for the Project Bonds.

   Any Alternative Letter of Credit or Alternative Credit Facility shall have an initial term of not less than one (1) year.

     Section 4.7. Extension of Letter of Credit. The Company may at its election and with the consent of the Bank, provide for one or more extensions of the Letter of Credit for any period commencing after January 15, 1988.

     Section 4.8.         Notice of Prepayments; Issuer to Effect Redemption.
If the Company shall be required or determines to make any payments, or cause any payments to be made, pursuant to subsections (a), (b), (c) or (d) of
Section 4.3 hereof, it shall give notice In writing of such intention to the Issuer and the Trustee, which notice shall state the provisions of the Indenture under which the Issuer is to apply such payment. In such event or in the event that moneys in the Bond Fund in respect of the Project Bonds are sufficient to redeem all the Project Bonds then outstanding under the Indenture and to pay interest to accrue thereon to the redemption date, the Issuer (or the Company upon the request and on behalf of the Issuer) will, but only upon the direction of the Company, forthwith take all steps that may be necessary to effect the redemption of all or part of the then outstanding Project Bonds as specified by the Company, on the earliest redemption date on which such redemption may be made under the applicable provisions of the Indenture.
Except as otherwise provided in said subsections (c) and (d) of Section 4.3 hereof, such notice must be received by the Issuer and the Trustee prior to the first date on which the Issuer would be required to give notice to the Trustee or to take any other action in respect to the Issuer's right to effect the redemption of Bonds pursuant to the appropriate provision of the Indenture.

     Section 4.9.         Relative Position of this Article and the Indenture.
The rights and options granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in default under this Agreement, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

     Section 4.10. Place of Payment. All amounts payable by the Company pursuant to Section 4.1 or Section 4.3 of this Agreement shall be paid directly to the Trustee at its principal corporate trust office on behalf of the Issuer for deposit into the Bond Fund as provided in the Indenture and the Issuer consents to said amounts being paid in such manner.

     Section 4.11.        Payments to the Remarketing Agent and the Trustee.
The Company shall pay to the Remarketing Agent, as defined in the Indenture, and the Trustee amounts equal to the amounts to be paid by the Remarketing Agent pursuant to subsection (I) of Section 7 of the Bond Legislation or by the Trustee pursuant to subsection (j) of Section 7 of the Bond Legislation for the Project Bonds, such amounts to be paid by the Company to the Remarketing Agent or the Trustee on the dates such payments are to be made pursuant to said subsections (i) or (j); provided, however, that the obligation of the Company to make any such payments hereunder shall be reduced by the amount of any moneys available for such payments under clause (i), (ii) (iii) or of said subsection (i) or clause (i) or (ii) of said subsection (j); and provided, further, that the obligation of the Company to make any payment hereunder shall be deemed to be satisfied and discharged to the extent that payment is made using moneys described in clause (iv) of said subsection (i) or clause (iii) of said subsection (j).

                                   ARTICLE V

                      PARTICULAR COVENANTS OF THE COMPANY

     Section 5.1. Maintenance of Existence. The Company agrees that during the Loan Term it will maintain its existence, will not voluntarily dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 5.1, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, provided that if the surviving, resulting or transferee entity, as the case may be, is other than the Company, such surviving, resulting or transferee entity is solvent, assumes in writing all of the obligations of the Company hereunder, is organized under the laws of the United States of America, a state thereof or the District of Columbia and is qualified to do business in the State.

     If consolidation, merger or sale or other transfer is made as provided in this Section 5.1, the provisions of this Section 5.1 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 5.1.

     Section 5.2. Qualification in the State. The Company warrants that it is and throughout the Loan Term it will continue to be an entity either organized under the laws of the State or qualified to do business in the State as a foreign entity.

     Section 5.3. Indemnification of the Issuer and the Trustee by the Company. The Company releases the Issuer, the Trustee and their officers and employees from, agrees that neither the Issuer, the Trustee nor their officers or employees shall be liable for, and agrees to indemnify and hold the Issuer, the Trustee and their officers and employees harmless against, any loss or damage to property, or any loss or injury to or death of any person, that may be occasioned by any cause whatsoever, pertaining to the Facilities or the use thereof; provided that the Company shall not be liable for, nor obligated to hold the Issuer, the Trustee or their officers or employees harmless against, any loss or damage to property, or any loss or injury to or death of any person, if such loss or damage or such loss, injury or death results from the willful negligence or wanton misconduct of the Issuer or the Trustee, respectively, or either of their employees or agents. The Company further agrees to indemnify and save harmless the Issuer and the Trustee against and from any and all costs, liabilities, expenses and claims arising from any breach or default or occurrence of an Event of Default on the part of the Company in the performance of any covenant or agreement on the part of the Company to be performed pursuant to the terms of this Agreement, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Agreement, directly relating to operation of the Facilities and from and against all costs, liabilities and expenses incurred in or in connection with any such claim or action or proceeding brought thereon. The Company further agrees to indemnify and save harmless the Issuer from any and all costs, liabilities, expenses and claims arising from any breach or default on the part of the Trustee in the performance of its obligations under the Indenture. In case any action or proceeding be brought against the Issuer or the Trustee by reason of any such claim, the Issuer or the Trustee, as the case may be, shall promptly give notice of any such action or proceeding to the Company and the Company upon notice from the Issuer or the Trustee covenants to resist or defend such action or proceedings at the Company's expense. Any failure or defect in any notice given by the Issuer or the Trustee under this Section shall not relieve the Company from any of its obligations, covenants and indemnification contained herein.

     Section 5.4. Payment of Trustee Fees. Except as paid out of the Construction Fund pursuant to Section 3.3 of this Agreement, the Company agrees to pay to or upon the order of the Trustee, during the Loan Term, (i) an amount equal to the fees of the Trustee, as Trustee, which will be payable on such dates as shall be mutually agreeable to the Trustee and the Company for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, (ii) the reasonable fees, charges and expenses of the Trustee, as bond registrar and paying agent (including any charges imposed with respect to the transfer of Bonds), and of paying agents on the Bonds for acting as paying agents as provided in the Indenture, as and when the same become due, and (iii) the reasonable fees, charges and expenses of the Trustee for Extraordinary Services rendered and Extraordinary Expenses, each as defined in the Indenture, incurred by it under the Indenture, as and when the same become due; provided that the Company may contest in good faith the necessity for any such Extraordinary Services and Extraordinary Expenses and the reasonableness of any such fees, charges or expenses, (so long as such action shall not impair the agreements of the Company contained in this Section 5.4) and such contest or action shall not constitute a default or an Event of Default hereunder.

     Section 5.5. Maintenance and Operation of the Facilities. The Company agrees that it will commence operation of the Facilities as portions thereof become available for utilization, and during the Loan Term it will keep the Facilities including all appurtenances thereto in good repair and good operating condition at its own cost.

     The Company shall have the privilege of remodeling the Facilities or making additions, modifications, substitutions and improvements to the Facilities from time to time as it, in its sole discretion, may deem to be desirable for its uses and purposes, provided that such remodeling, additions, modifications, substitutions and improvements, when constructed do not materially impair the character of the Facilities as an industrial facility. The cost of such remodeling, additions, modifications, substitutions and improvements shall be paid by the Company or, to the extent permitted by this Agreement and the Indenture, from the Construction Fund or from the proceeds of Additional Bonds.

   The Company may remove and dispose of any items included as Facilities which the Company determines have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, provided that any such removal will not materially impair the character of the Facilities as an industrial facility. In the event any such removal causes damage to the remaining Facilities, the Company shall restore the same or repair such damage.

     The Company may from time to time, in its sole discretion, and at its own expense, install additional property in conjunction with the Facilities. Such property may be modified or removed at any time provided that such modification or removal will not materially adversely affect the character of the Facilities as an industrial facility.

     Section 5.6. Tax-Exempt Status of the Project Bonds. The Company covenants and agrees that it has not taken and will not take or cause to be taken any action which results in interest paid on the Project Bonds being included in gross income of the holders of the Project Bonds for the purposes of federal income taxation; provided, however, the Company shall not be responsible under this Section 5.6 for any changes after the original delivery of the Project Bonds in applicable laws, rules or regulations, or in the application or official interpretation thereof by any court, administrative agency or other governmental body affecting the taxation of interest on the Project Bonds.

     The Company covenants and agrees that it will take or cause to be taken such reasonable actions as it, in its discretion, determines are necessary to preserve the tax-exempt status of the Project Bonds; and the Issuer covenants and agrees that it will, at the request of the Company, take all reasonable actions to preserve the tax-exempt status of the Project Bonds; provided, however, that neither the Company nor the Issuer shall be required to enter an appearance in or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations, or decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Project Bonds.

     The Company will, and will cause each other "principal user" of the Facilities to, attach to, and file with, its federal income tax return, for the first fiscal year of the Company or such "principal user" ending after the date of the issuance of the Project Bonds, a copy of the tax election filed with respect to the Project Bonds by the Issuer pursuant to Treasury Regulations
Section 1.103-10(b)(2)(vi)(a). In addition, the Company will, and will cause each other "principal user" of the Facilities to, attach to, and file with, its federal income tax returns, for each of the fiscal years of the Company or such "principal user" ending after the date of the issuance of the Project Bonds to and including the first fiscal year of the Company or such "principal user" ending after the same day and month in 1987 as the day and month of the date of initial authentication of the Project Bonds, the supplemental statement of capital expenditures required to be filed in accordance with Treasury Regulation Section 1.03-10(b)(2)(vi)(c). Within thirty (30) days after the filing of any federal income tax return with which any supplemental statement is required to be filed in accordance with the preceding sentences the Company will deliver a copy of such supplemental statement to the Trustee.

     Section 5.7. Insurance Required. Throughout the Loan Term the Company shall keep the Facilities continuously insured against such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums in respect thereto. The insurance hereby required may be contained in blanket policies now or hereafter maintained by the Company and may provide for such deductible provisions as are customary with businesses of like size and type. In addition, the Company shall comply, or cause compliance, with applicable workers' compensation laws of the State.

     Section 5.8. Taxes, Other Governmental Charges and Utility Charges. The Company agrees to pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental or utility charges of any kind whatsoever that may at any time be lawfully assessed, levied or imposed against or with respect to or incurred in the operation, maintenance or use of the Facilities (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or revenues of the Issuer from this Agreement) which, if not paid, may become or be made a lien or a charge on the amounts payable by the Company under this Agreement.

     The Company may, at its expense and in its own name and behalf, in good faith contest any such takes, assessments or charges and, in the event of any such contests may permit the taxes, assessments or charges so contested to remain unpaid during the period of such contest, including any appeal period, unless by nonpayment of any such items prior to the final adjudication of said contest (i) the ability of the Company to make the payments hereunder will be materially endangered or (ii) the moneys or investments in the Bond Fund or the Construction Fund will be subject to loss or forfeiture or (iii) the continued proper and efficient operation of the Facilities will be materially threatened, and in any such event such taxes, assessments or charges shall be paid promptly.

     Section 5.9. Damage; Destruction and Eminent Domain. If at any time during the Loan Term, the Facilities, or any portion thereof, shall be damaged or destroyed by fire, flood, windstorm or other casualty or title to, or the temporary use of the Facilities, or any portion thereof, shall have been taken by the exercise of the power of eminent domain, the Company (unless it shall have exercised its option to prepay the loan in respect of the Project Bonds made hereunder pursuant to Section 4.3(c) or 4.3(d) hereof) shall cause the Net Proceeds from insurance or condemnation or an amount equal thereto (i) to be used for the repair, reconstruction, restoration or improvement of such Facilities, or such portion thereof, as commercial facilities, or (ii) to be used for the acquisition, construction or improvement of additional commercial facilities within the Issuer for use in connection with operational facilities of the Company, provided that the Company shall first have obtained an opinion of Independent Tax Counsel or a ruling of the Internal Revenue Service that the proposed use pursuant to this clause (ii) will not under applicable statutes and regulations cause the interest on the Project Bonds to become included in the gross income of the holders of the Project Bonds for the purposes of federal income taxation, or (iii) to be deposited into the Bond Fund (but only for application, as instructed by the Authorized Company Representative, to the purchase of Bonds in the open market for the purpose of cancellation at prices not exceeding the then open market price of the Bonds or to the redemption of the Bonds at the next available optional redemption date in the manner provided in the Indenture), or (iv) to be used for any combination of the purposes permitted by (and subject to the conditions described in) clauses (i), (ii) and (iii) above.

     Section 5.10. Company's Obligation To Pay Certain Expenses of the Issuer. The Company agrees to pay to the Issuer reasonable out-of-pocket or extraordinary expenses of the Issuer, related to the Facilities and incurred as a result of a request of the Company or a requirement (in the reasonable judgment of the Issuer) of this Agreement or the Indenture, and which are not otherwise required to be paid by the Company under the terms of this Agreement, including but not limited to the fees and expenses incurred in complying with
Section 15(e) of the Bond Legislation for the Project Bonds.

     In the event the Company should fail to make any of the payments required in this Section 5.10, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon until paid at the Interest Rate for Advances.

     Section 5.11. Application of Certain Proceeds Prior to the Expiration Date of the Letter of Credit. Notwithstanding the provisions of
Section 5.9 of this Agreement, prior to the Expiration Date of the Letter of Credit, any moneys available for application in accordance with clause (iii) of
Section 5.9 of this Agreement shall be held by the Trustee in a separate account for a period of one hundred twenty-three (123) days from the date of receipt thereof. If during said one hundred twenty-three (123) day period no petition in bankruptcy or similar insolvency proceeding has been filed by or against the Company or by the Issuer, such moneys shall be applied to the maximum extent possible to the purchase for cancellation or redemption of outstanding Project Bonds, and any moneys remaining thereafter shall be applied to payment of interest on the Project Bonds on the Interest Payment Date next following said one hundred twenty-three (123) day period.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                 Section 6.1. Events of Default. An Event of Default shall mean one or more of the following described events:

                          (a) Failure by the Company to pay any amounts required to be paid under Sections 4.1 or 4.3 of this Agreement on or prior to the date in which payment is required to be made by said Sections 4.1 or 4.3;

                          (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement, other than as referred to in paragraph (a) of this Section 6.1 or in Section
                 5.6 of this Agreement, and the continuance thereof for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, has been given to the Company by the Issuer or the Trustee, unless the Trustee shall agree to an extension of such time prior to its expiration, or if the failure be such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is corrected;

                          (c) The Company shall (i) apply for or consent to the appointment of, or the taking or possession by, a receiver, custodian, trustee or liquidator of the Company or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Company in an involuntary case under said Federal Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing; or

                          (d) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets or
                 (iii) similar relief in respect of the Company, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceedings or case shall continue undismissed, or an orders judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days from commencement of such proceeding or case, or an order for relief against the Company shall be entered in an involuntary case under said Federal Bankruptcy Code.

The provisions of subsection (b) of this Section are subject to the limitation that if, by reason of Force Majeure, the Company is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Company contained in Sections 4.1, 4.3, 5.3, 5.4, 5.7 and 5.8 hereof, the Company shall not be deemed in default during the continuance of such inability. The Company agrees, however, to use all reasonable efforts to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

         The declaration of an Event of Default under subsections (c) or (d) of this Section 6.1, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, insolvency or reorganization proceedings.

         The provisions of Sections 6.1 and 6.2 hereof are subject to the further limitation that the rescission or annulment of a declaration that all the Bonds outstanding under the Indenture are immediately due and payable shall also constitute a rescission or annulment of any corresponding declaration made pursuant to Sections 6.1 or 6.2 hereof and a waiver and rescission of the consequences of such declaration and of the Event of Default with respect to which such declaration had been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other Event of Default or impair any right consequent thereon.

         Section 6.2. Remedies on Events of Default. Whenever any Event of Default referred to in Section 6.1 hereof shall have happened and be subsisting, any one or more of the following remedial steps may be taken; provided, however, that if an Event of Default under subsection b of Section
6.1 occurs as a result of the failure to observe or perform any covenants or agreements under Section 5.5 hereof, the remedies of the Issuer and the Trustee shall be limited to those provided in subsections (c) and (d) of this Section 6.2:


                 (a) The Issuer or the Trustee may, or the Trustee, under the circumstances provided in Section 8.02 of the Indenture, shall be obligated to, declare, as the case may be, all unpaid amounts payable pursuant to Sections 4.1 or 4.3 of this Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable;

                 (b) The Issuer may at its option, or the Trustee, as provided in Section 8.03 of the Indenture, may at its option take or shall be obligated to take, as the case may be, whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due;

                 (c) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement; and

                 (d) In the event any of the Bonds shall at the time be outstanding and unpaid, the Issuer or the Trustee may have access to and inspect, examine and make copies of the books and records and any and all accounts and data of the Company as the Issuer may reasonably request but only, however, in so far as they pertain to the Facilities.

Any amounts collected pursuant to action taken under this Section 6.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made) in accordance with the provisions of the Indenture, and all reasonable fees, charges and expenses of the Trustee and paying agents provided for herein have been paid, shall be paid to the Company; provided, however, that any such amounts which do not represent payments which the Company is required to make pursuant to Sections 4.1 or 4.3 of this Agreement shall be paid to the party to whom such amounts are owed.

         Section 6.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law, in equity or by statute. No delay in exercising or omission to exercise any right or power accruing upon any Event of Default shall impair any such right and power which may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

         Section 6.4. Agreement To Pay Attorneys' Fees and Expenses. Should an Event of Default occur or in the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the amounts payable hereunder by the Company or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement, the Company agrees that it will on demand therefor reimburse the lawful and reasonable fees of such attorneys and such other expenses so incurred. If any such fees and expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, shall, to the extent permitted by law, constitute indebtedness secured hereby and by the Indenture, and in any action brought to collect such indebtedness, the Trustee or the Issuer, as applicable, shall be entitled to seek the recovery of such fees and expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

         Section 6.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VII

                                 MISCELLANEOUS


         Section 7.1. Termination of Agreement. This Agreement shall be in full force and effect from the date hereof until the end of the Loan Term, at which time the obligations of the Issuer and the Company hereunder shall terminate, provided that any obligations of the Company with respect to the payment of costs and expenses under this Agreement shall survive such termination and continue in effect until such costs and expenses are paid.

         Section 7.2. Confidential Information. The Company shall not be required to disclose, or to permit the Issuer, the Trustee or others to acquire access to, any information deemed by the Company to be proprietary or confidential.

         Section 7.3. Cancellation of Bonds. The Company shall have the right to cause Bonds to be delivered to the Trustee for cancellation, and the Issuer shall cause the Trustee to cancel any Bonds so delivered to the Trustee.

         Section 7.4. Amounts Remaining in Bond Fund Construction Fund and Other funds and Accounts. It is agreed by the parties hereto that any amounts remaining in the Bond Fund, the Construction Fund or any other fund or account created under this Agreement or the Indenture and held by the Trustee after payment in full of the Bonds (or provision for payment thereof having been made) in accordance with the provisions of the Indenture and the fees, charges and expenses of the Trustee and paying agents and all other amounts required to be paid under the Indenture or under this Agreement shall belong to and be paid by the Trustee to the Bank to the extent that any monies are owed the Bank pursuant to the Letter of Credit Agreement and, otherwise, to the Company.

         Section 7.5. Notices. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed to the Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Bank or the Trustee shall also be given to the others. The Company, the Issuer and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         Section 7.6. Binding Effect; Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 4.1 and 5.1 hereof, and subject to the further limitation that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer but shall be payable solely out of payments, revenues and other income, charges and moneys realized under this Agreement, the sale of the Bonds or the Net Proceeds as provided herein. Nothing in this Agreement is intended or shall be construed to give to any person, firm or corporation other than the Trustee and the parties hereto any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

         Section 7.7 Extent of Covenants of the Issuer; No Personal Liability. All covenants, stipulations, obligations and agreements of the Issuer contained in this Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement or any present or future member, officer, agent or employee of the Issuer in his individual capacity, and neither the members of the Legislative Authority nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, stipulations, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

         Section 7.8. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or in the Indenture, subsequent to the initial issuance of Bonds and prior to payment of the Bonds in full (or provision of the payment thereof having been made) in accordance with the provisions of the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee, and prior to the Expiration Date of the Letter of Credit, the Bank.

         Section 7.9. Execution Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Agreement.

         Section 7.10. Severability. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement be held to be in violation of law then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Company, as the case may be, to the full extent permitted by law.

         Section 7.11. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         Section 7.12. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the laws of the State.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective names by their duly authorized representatives, all as of the date first above written.


Signed and acknowledged                COUNTY OF DELAWARE, OHIO
in the presence of:

           [SIG]
-----------------------------          By:        [SIG]
                                           ------------------------------------
                                            County Commissioner
           [SIG]
-----------------------------



Signed and acknowledged                RADIATION STERILIZERS, INCORPORATED
in the presence of:


------------------------------         By:  /s/ ALLAN CHIN
                                           ------------------------------------

-----------------------------          Its:  President
                                            -----------------------------------



STATE OF OHIO      :
                   :  ss.
COUNTY OF DELAWARE :

On this 24 day of December, 1984, before me, a Notary Public in and for said County and State, personally appeared,______________, a member of the Board of County Commissioners of Delaware County, Ohio who acknowledged the execution of the foregoing instrument, and that the same is such Commissioner's voluntary act and deed, on behalf of said County and the voluntary act and deed of said
County as such.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


                                       /s/ RICHARD KANE
                                       ----------------------------------------
                                       Notary Public

                                                         [SEAL]

STATE OF CALIFORNIA       :
                          :  ss.
COUNTY OF San Mateo       :

 On this 20th day of December, 1984, before me , a Notary Public in and for said County and State, personally appeared Allan Chin, _______________of Radiation Sterilizers, Incorporated, the corporation which executed the foregoing instrument, who acknowledged that he executed said instrument as such officer for and on behalf of said corporation and by authority granted in its bylaws and by an action by its board of directors; that the same is his free act and deed as such officer and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.



                                       /s/ Claudia Belmessieri
                                       ----------------------------------------
                                       Notary Public

                                                         [SEAL]



This instrument was prepared by Richard F. Kane, Esq., Bricker & Eckler, 100 East Broad Street, Columbus, Ohio 43215.

                                   EXHIBIT A

                                   FACILITIES

         The Facilities consists of a 20,800 square foot building located on a
1.343 acre site. The building is of steel frame construction with an exterior insulated steel panel that is coated on all sides with a 20-year factory applied finish. It includes 1,250 square feet of air conditioned office area and a radiation cell comprising 4,000 square feet. The radiation cell is a monolithically poured, reinforced concrete structure, with walls and roof being six feet thick, covering a 23-foot deep, stainless steel lined, water pool.
The balance of the building is used for storage, loading, and shipping materials.

         The building site includes ample on-site parking and a loading dock to the rear of the building. There are fifty feet of contoured landscaping in front of the building, and ten to fifteen feet of landscaping along the sides and rear of the site.

         The principal installed equipment consists of a computer controlled conveyor system and a quantity of Cobalt-60. The business of the Company is to utilize the Cobalt-60 to sterilize materials--primarily medical supplies--manufactured by other companies. The process also has potential applications for sterilizing foodstuffs.

                                  CERTIFICATE

         The undersigned fiscal officer of the County of Delaware, Ohio, hereby certifies that the moneys required to meet the obligations of the County during 1984 under the aforesaid Loan Agreement have been lawfully appropriated by the Board of County Commissioners of such County for such purposes and are in the treasury of the County or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. This Certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.


                                        /s/ DAVID R. THOMAS
                                        ----------------------------------------
                                        County Auditor of Delaware County, Ohio



Dated: December 24, 1984